SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 8, 2007

LEXINGTON REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12386	13-371318
(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant's Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___         Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On January 18, 2007, we filed a current report on Form 8-K, which we refer to as the January 18 Form 8-K, to update Part II, Items 6, 7 and 8 of Newkirk Realty Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005. There is a typographical error on page 14 of Exhibit 99.1 to the January 18 Form 8-K in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, in the paragraph under the caption “Results of Operations — Minority Interest Expense.” Newkirk Realty Trust, Inc. (“Newkirk”) incorrectly disclosed minority interest expense increased by $1,627,000 or approximately 8.8% for the year ended December 31, 2005 compared to the year ended December 31, 2004. This paragraph is corrected to read as follows:

Minority interest expense decreased by $1,627,000 or approximately 8.8% to $16,785,000 for the year ended December 31, 2005 compared to $18,412,000 for the year ended December 31, 2004. The minority interest expense for the period from November 7, 2005 to December 31, 2005 represents the 30.1% minority interest partner’s share of the Operating Partnership. The minority interest expense for the period from January 1, 2005 to November 6, 2005 and for the year ended December 31, 2004 represents the Operating Partnership’s minority interest expense relating to partnerships which are not wholly-owned by the Operating Partnership. The Operating Partnership’s minority interest expense for the period from November 7, 2005 to December 31, 2005 is classified as Other Expense in the statement of operations.

On November 8, 2006, Newkirk filed a quarterly report on Form 10-Q for the quarter ended September 30, 2006, which we refer to as the 9/30 Form 10-Q. There were two typographical errors in the 9/30 Form 10-Q. The first typographical error is on page 28 of the 9/30 Form 10-Q in Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations, in the fifth bullet-pointed paragraph under the caption “2006 Transactions — Debt Placements and Acquisitions.” Newkirk incorrectly disclosed the amount contributed to 111 Debt Holdings as $32,727,000. This paragraph is corrected to read as follows:

On March 31, 2006, we formed 111 Debt Holdings, a joint venture with a subsidiary of Winthrop Realty Trust, to originate and acquire loans secured directly or indirectly by real estate. The foregoing debt assets and repurchase agreement were contributed to the joint venture. In addition, as of October 18, 2006, we have contributed an additional $38,727,000 to the joint venture. 111 Debt Holdings has made the following investments during the period from April 1, 2006 to October 18, 2006:

The second typographical error is on page 37 of the 9/30 Form 10-Q in Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations, in the third paragraph under the caption “Results of Operations — Discontinued Operations.” Newkirk incorrectly disclosed the amount of income from discontinued operations related to the sale of properties leased to Albertson’s as $9,319,000 for the nine months ended September 30, 2005. This paragraph is corrected to read as follows:

On April 3, 2006, we entered into a letter of intent to sell 50 of our retail properties leased to Albertson's Inc. for a gross purchase price of $160,000,000. These properties were sold on July 13, 2006. Income from discontinued operations relating to this transaction amounted to $71,362,000 and $8,933,000 for the nine months ended September 30, 2006 and 2005, respectively. Included in the nine months ended September 30, 2006 is a gain on sale of real estate of $62,300,000.

Each amount was correctly reflected on Newkirk’s financial statements contained in the January 18 Form 8-K and the 9/30 Form 10-Q. These corrections do not affect any of the information set forth in such financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: February 8, 2007	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer